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                               MCGLADREY & PULLEN, LLP
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                     CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS



                           CONSENT OF INDEPENDENT AUDITORS



     We hereby consent to the incorporation by reference of our report dated October 31, 1997 on the financial statements of RSI Retirement Trust, referred to therein in the Post-Effective Amendment No. 16 to the Registration Statement on Form N-1A (File No. 2-95074) as filed with the Securities and Exchange Commission.

     We also consent to the reference to our Firm in the Statement of Additional Information under the caption "Counsel and Auditors" and in the Prospectus under the captions "Financial Highlights" and "Counsel and Auditors."


                                                  /s/ McGladrey & Pullen, LLP
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                                                      McGladrey & Pullen, LLP



New York, New York
January 21, 1998